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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Stream International Holdings Inc. on Form S-1 of our report dated April 30, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 30, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Boston, Massachusetts

July 10, 1997